Exhibit 10.112

                                    AGREEMENT

         AGREEMENT,   executed  as  of  December   1,  1998   between   SpecTran
Corporation,   a  Delaware   corporation   (hereinafter   referred   to  as  the
"Corporation"), and Bruce A. Cannon (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
         WHEREAS, Executive and the Corporation are parties to an Employment Contract dated as of December 14, 1992 (the "1992 Employment Contract");

         WHEREAS, the Executive has resigned from his positions with the Corporation and its subsidiaries effective December 1, 1998; and

         WHEREAS, the Corporation recognizes the effort and skill Executive has contributed to the operation of the Corporation during his long tenure with the Corporation and both the Executive and the Corporation wish to provide for an orderly transition and enter into this Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. Termination of 1992 Employment Contract. This Agreement supercedes and replaces the 1992 Employment Contract, which shall be deemed terminated as of the date first written above.

         2. Resignation as Director. Upon the execution of this Agreement, Executive hereby resigns as a Director of the Corporation and each of its subsidiaries on whose Boards he is serving.

         3. Employment. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, subject to the direction of its President and Chief Executive Officer, Chief Financial Officer and/or Board of Directors, for the period commencing on the date of this Agreement and ending at midnight on December 1, 2000 (the "Termination Date," and collectively the "Base Term"). The Base Term shall not be renewable except by written amendment signed by both parties to this Agreement. The Base Term and any amendments or extensions shall be referred to hereinafter as the "Employment Period."

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         4. Scope of Duties.  Executive  agrees that he shall provide advice and assistance  to the Board of  Directors,  Chief  Executive  Officer  and/or Chief
Financial Officer of the Corporation and shall perform such projects as reasonably requested and mutually agreed. Executive agrees that he will be available to act in the capacity of a consultant to the Corporation and that in the event that Executive is so called upon he will devote such time and effort to the performance of his duties as a consultant to the Corporation as Executive and Corporation shall mutually consider appropriate.
         5.       Employment Period - Annual Compensation/Stock Options.

         (a) As of the date of this Agreement, for the services and duties for which Executive agrees to be available to perform during the Employment Period, the Corporation agrees to pay Executive annual compensation at the rate of Eighty Six Thousand Five Hundred Eighty Nine Dollars and no cents ($86,589.00) per year (this annual amount to be referred to as "Annual Executive
Compensation"). Annual Executive Compensation shall be payable in equal semi-monthly installments. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including traveling expenses while absent, on the Corporation's business, from his business headquarters.

         (b) Any options to purchase the Company's common stock that have previously been granted to Executive pursuant to the Company's 1991 Incentive Stock Option Plan (the "Plan") and have not yet vested will continue to vest in their normal course pursuant to the Plan through December 1, 1999. Any options to purchase the Company's common stock granted to Executive which do not vest by December 1, 1999 shall expire as of such date. In addition, all vested options to purchase the Company's common stock granted to Executive which are not exercised on or before March 31, 2001 at 5:00 p.m. (EST) will expire at 5:00 p.m. (EST) on March 31, 2001.

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         6.  Secrets.  Executive  agrees  that any  trade  secrets  or any other proprietary information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation or any of its affiliates (for the purpose of this Agreement, an affiliate of the Corporation shall be deemed to be any corporation or other legal entity which controls the Corporation, which is controlled by the Corporation, one which is under common control with the Corporation), or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensor or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired during his employment by the Corporation or any of its affiliates or which he may hereafter acquire during his employment with the Corporation or any of its affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the
regular  course  of  business  of  the  Corporation  or  its  affiliates.   Upon
termination of his employment, Executive shall return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by the Corporation or any of its affiliates.

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         7. Patents.  Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its affiliates, in both cases whether during or outside business hours, whether or not on the Company's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its affiliates, or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Executive, had this Agreement, sale or assignment not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such things and generally to use the Executive's name for the purposes of assuring to the Corporation (or its nominee) the full benefit of its rights under the provisions of Articles 6 and 7.

         8. Disability and Death. In the event Executive becomes either partially or totally disabled during the term of this Agreement then the Corporation shall continue, during the term of this Agreement, to pay Executive at the rate of his Annual Executive Compensation as set forth in Article 5(a) and continue the benefits provided for him in Article 9 hereof. In the event of Executive's death, the payments of Annual Executive Compensation provided herein will be made to the wife of Executive, or if no wife shall survive Executive, to his Estate.

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         9.        Employee Benefits.

         (a) For the term of this Agreement, Executive may participate in any pension plan, life insurance, hospitalization or surgical program, or insurance program presently in effect or hereafter adopted by the Corporation, to the extent, if any, that he may be eligible to do so under the provisions of such plan or program. The Corporation may terminate, modify, or amend any such plan or program, in the manner and to the extent permitted therein, and the rights of Executive under any such plan or program shall be subject to any such right of termination, modification, or amendment. To the extent any payments under any such plan or program are made to Executive because he is disabled, such amounts shall be credited against amount due to Executive under Article 8. Executive is not entitled to any automobile allowance.

         (b) For the sake of clarification, and notwithstanding any other provision of this Agreement, it is understood and agreed that all benefits provided to Executive under this Agreement shall be provided to the extent that they exceed any employee benefit provided to Executive other than specifically through this Agreement, such as the programs, plans, etc. referred to in Article 9(a) above. The benefits provided under this Agreement shall be supplemental to benefits provided otherwise to Executive by the Corporation, and shall not be provided to the extent that they are duplicative.

         10. Covenant Not to Solicit Employees. During the term of this Agreement, Executive agrees that he will not (a) solicit any past, present or future customers of the Corporation in any way relating to any business in which the Corporation was engaged during the term of his employment, or which the Corporation planned during the term of his employment, to enter, or (b) induce or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or consultancy with the Corporation. In the event that Executive violates any provision of this Article 10, then in addition to any other remedies available to the Corporation, the Corporation shall have the right immediately to terminate any payments or benefits provided or to be provided to Executive under this Agreement.

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         11.  Assignment.  This Agreement may be assigned by the  Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an
affiliate,   provided  that  any  such  affiliate  shall  expressly  assume  all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

         12.      Termination.

         (a) Survival. The provisions of Articles 6, 7, 10, 12, 13 and 14 shall survive the termination of this Agreement.

         (b) Termination by Executive. If at any time during the period of December 1, 1998 through November 30, 1999, Executive elects to terminate his employment with the Corporation or takes other employment, then the

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Corporation's  obligations to Executive under this Agreement shall be limited to the Annual Executive Compensation and benefits earned up to the date of Executive's departure. If Executive elects to terminate his employment with the Corporation or takes other employment during the period beginning December 1, 1999 through the end of the Base Term, the Corporation will continue to pay Annual Executive Compensation to Executive for the remainder of the Base Term, but Executive will forfeit all of his rights to other benefits provided for in this Agreement

         (c)      Termination Without Cause.
                           (i) In the  event  the  Corporation  terminates  this
                  Agreement without Cause, the Corporation shall continue to fulfill its obligations under this Agreement until the end of the Employment Period.

                           (ii) If Executive takes other  employment  before the
                  end of the Employment Period, the Corporation's obligations to Executive under this Agreement will be treated the same as under Section 12(b) hereof.

                           (iii) Notwithstanding anything to the contrary in this Agreement, the Corporation, in its sole and absolute discretion, may accelerate the payment of any amounts payable under Article 12(c) hereof to Executive, provided, however, that accelerating such payments does not affect Executive's eligibility to continue his insurance benefits on the same basis (both with respect to coverage and contributions) as the Corporation's active employees until such time as he would have received the last amount payable under Article 12(c) hereof had payment thereof not been accelerated pursuant to this Article 12(c)(iii).

                           (iv) "Cause" shall mean [A] breach of Executive's obligations under Article 6, 7 or 10 of this Agreement, [B] stealing from the Corporation or [C] Executive's conviction of a felony.

         (d) Executive agrees not to apply for or receive unemployment insurance benefits while receiving any benefits under this contract.

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         13.  Notices.  All notices  required or permitted to be given hereunder shall be mailed by registered mail or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:
                           SpecTran Corporation
                           50 Hall Road
                           Sturbridge, MA  01566

                           Attn:  President and Chief Executive Officer

                           With a copy to:

                           Brian M. Hand, Esq.
                           Nordlicht & Hand
                           645 Fifth Avenue
                           11th Floor
                           New York, New York 10022

         Any notice to Executive shall be addressed to the address appearing on the records of the Corporation at the time such notice is given.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         14. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of Massachusetts.

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         15.  Effective Date.  This Agreement  shall become  effective as of the date first mentioned in this Agreement.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK


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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  the  above
Agreement as of the day and year first above written.

                                                     SPECTRAN CORPORATION



                                                     By: s/s Charles B. Harrison
                                                         -----------------------
                                                         Charles B. Harrison
                                                         President and CEO


                                                         s/s Bruce A. Cannon
                                                         -----------------------
                                                         Bruce A. Cannon